Exhibit (a)(58)

ING EQUITY TRUST

Amended Certificate of Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: July 1, 2011

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Certificate of Establishment and Designation of Series and Classes to establish Class R shares for ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) and ING SmallCap Opportunities Fund, as follows:

A.

Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to ING Growth Opportunities Fund, dated July 10, 2002, as amended January 26, 2009, September 30, 2009 and December 7, 2009, is hereby further amended as follows:

1.

The Classes of the Fund shall be designated as follows:

        ING Growth Opportunities Fund

     ING Growth Opportunities Fund Class A;

     ING Growth Opportunities Fund Class B;

     ING Growth Opportunities Fund Class C;

     ING Growth Opportunities Fund Class I;

     ING Growth Opportunities Fund Class R; and

     ING Growth Opportunities Fund Class W

B.

Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to ING SmallCap Opportunities Fund, dated July 10, 2002, as amended November 19, 2007 and December 7, 2009, with respect to ING SmallCap Opportunities Fund, is hereby further amended as follows:

1.         The Classes of the Fund shall be designated as follows:

        ING SmallCap Opportunities Fund:

     ING SmallCap Opportunities Fund Class A;

     ING SmallCap Opportunities Fund Class B;

     ING SmallCap Opportunities Fund Class C;

     ING SmallCap Opportunities Fund Class I;

     ING SmallCap Opportunities Fund Class R;

     ING SmallCap Opportunities Fund Class T; and

     ING SmallCap Opportunities Fund Class

Exhibit (a)(58)

IN WITNESS WHEREOF, the undersigned have signed this Amended Certificate of Establishment and Designation of Series and Classes this 19th day of May, 2011.

/s/ Collen D. Baldwin_______________ Colleen D. Baldwin, as Trustee	/s/ J. Michael Earley________________ J. Michael Earley, as Trustee
/s/ John V. Boyer___________________ John V. Boyer, as Trustee	/s/ Patrick W. Kenny________________ Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick______________ Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews________________ Shaun P. Mathews, as Trustee
/s/ Robert W. Crispin_________________ Robert W. Crispin, as Trustee	/s/ Sheryl K. Pressler ______________ Sheryl K. Pressler, as Trustee
/s/ Peter S. Drotch____________________ Peter S. Drotch, as Trustee	/s/ Roger B. Vincent________________ Roger B. Vincent, as Trustee